Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby make, constitute and appoint Teresa Covington of Lightning eMotors, Inc. (the “Company”), acting alone as its true and lawful attorney-in-fact to:

(1) prepare and, after review and approval by each of the undersigned, execute for and on behalf of each of the undersigned, in each of the undersigned’s capacity as a beneficial owner of 10% or more of the common stock of the Company, Forms 3, 4 and 5 in accordance with, and to the extent required by, Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Schedules 13D and 13G, and amendments thereto, in accordance with, and to the extent required by, Section 13 of the Exchange Act and the rules thereunder;

(2) do and perform any and all acts for and on behalf of each of the undersigned that may be necessary or desirable to complete and, subject to review and approval by each of the undersigned, to execute on their behalf any such Form 3, 4 or 5, and Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and the stock exchange on which the Company’s common stock is listed for trading; and

(3) take any other action in connection with the foregoing which, in the good faith opinion of such attorney-in-fact, is of benefit to or in the best interests of the undersigned, or legally required to be done by each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s good faith reasonable discretion, subject to the right of the undersigned to review and approve such documents prior to execution and filing by the attorney-in-fact.

The attorney-in-fact shall use her best efforts to file documents contemplated by this Power of Attorney and approved by the undersigned on or before the dates on which they are required by law, regulation or rule to be filed.

Each of the undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power to delegate some or all of her obligations hereunder to another Company officer who is equally capable of satisfying those obligations, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s delegees, shall lawfully do or cause to be done to the extent authorized by this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of each of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act except to the extent set forth in this Power of Attorney.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 3, 4 and 5, and Schedules 13D and 13G with respect to each of the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed effective as of May 14, 2021.

ROSELLA HOLDINGS LIMITED

By:	/s/ Charlotte Bates
Name:	Charlotte Bates
Title:	Director and Authorized Signatory of Portman Welbeck Limited

INTERNATIONAL COMPANY MANAGEMENT LTD.

By:	/s/ Karen Higgins
Name:	Karen Higgins
Title:	Director

PORTMAN WELBECK LTD.

By:	/s/ Ciaran O'Neill
Name:	Ciaran O'Neill
Title:	Director

[Signature Page to Power of Attorney (Forms 3, 4 & 5, and Schedules 13D and 13G)]